UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

Nephros, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32288	13-3971809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3960 Broadway New York, NY		10032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 781-5113

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 12, 2008, Nephros, Inc. (the “Company”) received notice from the staff of the American Stock Exchange (the “AMEX”) that, based on AMEX’s review of publicly available information, the Company does not meet certain of the AMEX’s continued listing standards as set forth in Part 10 of the Amex Company Guide. Specifically, AMEX noted that the Company is not in compliance with Section 1003(a)(iii) of the Amex Company Guide, because its stockholders’ equity is less than $6,000,000 and it has had losses from continuing operations and net losses in its five most recent fiscal years. In this regard, the Company notes that, as reported it its Quarterly Report on Form 10-Q filed on August 14, 2008, the Company had total stockholders’ equity of approximately $4.8 million at June 30, 2008.

In order to maintain listing of the Company’s common stock on AMEX, the Company must submit a plan by October 13, 2008, advising AMEX of the actions the Company has taken, or will take, that would bring it into compliance with the continued listing standard identified above by April 30, 2009. If AMEX accepts the plan, then the Company may be able to continue its listing during the plan period up to April 30, 2009, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the plan. If AMEX does not accept the Company’s plan, or even if accepted, if the Company is not in compliance with the continued listing standards at the end of the plan period or the Company does not make progress consistent with the plan during such period, then AMEX may initiate delisting proceedings.

The Company is considering what actions it may take to regain compliance with the AMEX listing standards and intends to submit a compliance plan to the AMEX staff in a timely manner.

The Company’s common stock continues to trade on AMEX. The AMEX has advised the Company that, the AMEX is utilizing the financial status indicator fields in the Consolidated Tape Association’s Consolidated Tape System and Consolidated Quote Systems Low Speed and High Speed Tapes to identify companies that are in noncompliance with the AMEX’s continued listing standards. Accordingly, the Company will become subject to the trading symbol extension “.BC” to denote such noncompliance.

Item 8.01.  Other Events.

On September 18, 2008, the Company issued a press release announcing its receipt from the AMEX of notice of the Company’s failure to satisfy a continued listing standard. The full text of this press release is attached hereto as Exhibit 99.1. The information in this Item 8.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1  Press Release issued by Nephros, Inc., dated September 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nephros, Inc.

Date: September 18, 2008	By:	/s/ Gerald J. Kochanski
Name: Gerald J. Kochanski
Title: Vice President & CFO